U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:   January 17, 2005

KOLORFUSION INTERNATIONAL, INC.
(Exact Name of Small Business Issuer as Specified in its Charter)

COLORADO
(State or other Jurisdiction as Specified in Charter)

0-28351	84-1317836
(Commission file number)	(IRS Employer Identification Number)

7347 S. Revere Parkway
Centennial, Colorado 80112
(Address of Principal Executive Offices)

303.690.2910
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

        On December 19, 2004, the Board of Directors of Kolorfusion International Inc., a Colorado corporation (the “Company”), approved and authorized the termination of the services of Virchow, Krause & Company, LLP (“VK&Co.”) as principal independent accountant for the Company, which was previously disclosed in a report on Form 8-K filed with the Securities and Exchange Commission.

        On January 17, 2005, the Board of Directors of the Company approved and authorized the engagement of the services of Carver Moquist & O’Connor, LLC (“CMO”), as principal independent accountant for the Company. The address and telephone/facsimile numbers for CMO are as follows: 1550 American Blvd. East, Suite 680, Bloomington, Minnesota 55425, telephone no. 952.854.5700 and facsimile no. 952.854.1163.

        The Company did not previously contact CMO prior to its engagement regarding application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither written nor oral advice was sought by the Company from CMO prior to its engagement regarding an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Not applicable.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Kolorfusion International, Inc.
Date: January 18, 2005	By:	/s/ Stephen Nagel

Stephen Nagel President and Chief Executive Officer